EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of National Realty and Mortgage Inc. of our report dated January 27, 2007, relating to our audits of the financial statements of Daquing Sunway Technology Co., Limited appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ Samuel Wong & Co. LLP
______________________________
South San Francisco, CA
August 23, 2007